Dated: May 1, 2007

                                   SCHEDULE A

                                     TO THE
                      INVESTMENT ADVISORY AGREEMENT BETWEEN
                             MMA PRAXIS MUTUAL FUNDS
                                       AND
                          MENNO INSURANCE SERVICE, INC.

            NAME OF FUND                            COMPENSATION(1)
-----------------------------------   ------------------------------------------
MMA Praxis Intermediate Income Fund   Annual rate of fifty one-hundredths of one
                                      percent (0.50%) of the average daily net assets of such Fund.

MMA Praxis Core Stock Fund            Annual rate of seventy-four one-
                                      hundredths of one percent (.74%) of the
                                      average daily net assets of such Fund.

MMA Praxis International Fund         Annual rate of ninety one-hundredths of
                                      one percent (.90%) of the average daily
                                      net assets of such Fund.

MMA Praxis Value Index Fund           Annual rate of thirty one-hundredths of
                                      one percent (.30%) of the average daily
                                      net assets of such Fund.

MMA Praxis Growth Index Fund          Annual rate of thirty one-hundredths of
                                      one percent (.30%) of the average daily
                                      net assets of such Fund.

MMA Praxis Small Cap Fund             Annual rate of eighty-five one-
                                      hundredths of one percent (.85%) of the
                                      average daily net assets of such Fund.

MMA PRAXIS MUTUAL FUNDS               MENNO INSURANCE SERVICE, INC.


By: /s/ John L. Liechty               By: /s/ Marlo J. Kaufmann
    -------------------------------       --------------------------------------
Name:                                 Name:
      -----------------------------         ------------------------------------
Title: President                      Title: Assistant Secretary

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(1)   All fees are computed daily and paid monthly.